EXHIBIT 23.2

                          INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in the Registration Statement on Form S-8, pertaining to 16,550,000 shares of common stock, of our report dated April 12, 2002, with respect to the consolidated financial statements of eSynch Corporation and Subsidiaries included in its Annual Report on Form 10-KSB for the year ended December 31, 2001, filed with the Securities and Exchange Commission.


/s/ Hansen, Barnett & Maxwell
Salt Lake City, Utah
September 27,  2002